EXHIBIT 99.1

Date February 2, 2009, 6:00 a.m. EST Release

Press Release

SOURCE: Uni-Pixel, Inc.

Samsung and UniPixel Enter Into TMOS Joint Development Agreement

Companies to Pursue Development of TMOS Displays

The Woodlands, TX (February 2, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS™”) and the Opcuity™ family of performance engineered films, today announced the signing of a Joint Development Agreement (the “Agreement”) with Samsung Electronics (“Samsung”) of Korea. Under terms of the agreement, UniPixel and Samsung will collaborate on advancing the development efforts around UniPixel’s TMOS™ display technology. UniPixel’s TMOS™ display technology is targeted to leverage a subset of the current LCD manufacturing process, offering the potential of lowering the bill of materials manufacturing costs by as much as 60% in some cases, while improving performance characteristics including lowering power consumption and increasing brightness over existing LCD and OLED flat panel display technologies.

Samsung is comprised of companies that are setting new standards in a wide range of businesses - from electronics to financial services, from chemicals and heavy industries to trade and services. Samsung is recognized as the number one global market share leader in multiple areas which include the TFT- LCD Panel and LCD TV manufacturing market segments.  The Agreement with UniPixel further demonstrates Samsung’s commitment to exploring new developments that can create innovative, high quality products and services that are relied on every day by millions of consumers and businesses around the world.

According to Mr. Reed Killion, President and CEO of UniPixel, “Samsung is one of the premier technology development and manufacturing companies in the world. The Agreement with Samsung will help establish a development platform for TMOS™ that leverages Samsung’s technology development expertise, process development expertise, manufacturing and assembly expertise as well as providing access to resources and infrastructure unparalleled in the display industry. Samsung’s history of fostering innovative ideas that advance technology and create new products and markets make Samsung the ideal partner to engage in our first TMOS™ joint development effort.  We appreciate and are excited by the interest Samsung has taken in our development work on TMOS™ and Opcuity™ Films.  We are optimistic that the relationship that is being formed by this joint development effort will lead to a mutually beneficial partnership focused on the advancement of TMOS™ displays and the Opcuity™ Performance Engineered Film they utilize.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS™”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS™ technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS™ technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   UniPixel also intends to produce and supply other performance engineered films under its Opcuity™ brand including its finger print resistant film (Opcuity™ FPR) for touch screens.  The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Laura Guerrant-Oiye

Principal

Guerrant Associates

Phone: 808-882-1467

Email: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net